Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Second-Quarter 2022 Financial Results
News Summary
▪Second-quarter GAAP revenue of $15.3 billion, down 22% year over year (YoY), and non-GAAP revenue of $15.3 billion, down 17% YoY.
▪Intel’s Client Computing and Datacenter and AI Groups largely impacted by continued adverse market conditions; Network and Edge Group and Mobileye achieved record quarterly revenue.
▪Second-quarter GAAP earnings per share (EPS) was $(0.11); non-GAAP EPS was $0.29.
▪Revising full-year revenue guidance to $65 billion to $68 billion; reiterating full-year adjusted free cash flow guidance.

SANTA CLARA, Calif., July 28, 2022 –Intel Corporation today reported second-quarter 2022 financial results.

“This quarter’s results were below the standards we have set for the company and our shareholders. We must and will do better. The sudden and rapid decline in economic activity was the largest driver, but the shortfall also reflects our own execution issues,” said Pat Gelsinger, Intel CEO. “We are being responsive to changing business conditions, working closely with our customers while remaining laser-focused on our strategy and long-term opportunities. We are embracing this challenging environment to accelerate our transformation.”

"We are taking necessary actions to manage through the current environment, including accelerating the deployment of our smart capital strategy, while reiterating our prior full-year adjusted free cash flow guidance and returning gross margins to our target range by the fourth quarter," said David Zinsner, Intel CFO. "We remain fully committed to our business strategy, the long-term financial model communicated at our investor meeting and a strong and growing dividend."

Q2 2022 Financial Highlights

	GAAP			Non-GAAP
	Q2 2022	Q2 2021	vs. Q2 2021	Q2 2022	Q2 2021	vs. Q2 2021
Revenue ($B)	$15.3	$19.6	down 22%	$15.3^	$18.5	down 17%
Gross Margin	36.5%	57.1%	down 20.6 ppt	44.8%	59.8%	down 15.0 ppt
R&D and MG&A ($B)	$6.2	$5.3	up 17%	$5.5	$4.6	up 18%
Operating Margin	(4.6)%	28.3%	down 32.8 ppt	9.2%	34.9%	down 25.7 ppt
Tax Rate	50.1%	11.9%	up 38.1 ppt	10.3%	12.7%	down 2.3 ppt
Net Income (loss) ($B)	$(0.5)	$5.1	down 109%	$1.2	$5.6	down 79%
Earnings (loss) Per Share	$(0.11)	$1.24	down 109%	$0.29	$1.36	down 79%
In the second quarter, the company generated $0.8 billion in cash from operations and paid dividends of $1.5 billion.

Note: 2021 non-GAAP results excludes the NAND memory business. Intel completed the first closing of the divestiture on Dec. 29, 2021. Full reconciliations between GAAP and non-GAAP measures are provided below.
^ No adjustment on a non-GAAP basis.

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Business Unit Summary
Intel previously announced several organizational changes to accelerate its execution and innovation by allowing it to capture growth in both large traditional markets and high-growth emerging markets. This includes the reorganization of Intel's business units to capture this growth and provide increased transparency, focus and accountability. As a result, the company modified its segment reporting to align to the previously announced business reorganization. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally manages and monitors operating segment performance starting in fiscal year 2022.

Key Business Unit Revenue and Trends	Q2 2022	vs. Q2 2021
Client Computing Group (CCG)	$7.7 billion	down	25%
Datacenter and AI Group (DCAI)	$4.6 billion	down	16%
Network and Edge Group (NEX)	$2.3 billion	up	11%
Accelerated Computing Systems and Graphics Group (AXG)	$186 million	up	5%
Mobileye	$460 million	up	41%
Intel Foundry Services (IFS)	$122 million	down	54%
Business Highlights

▪Intel made significant progress during the quarter on the ramp of Intel 7, now shipping in aggregate over 35 million units. The company expects Intel 4 to be ready for volume production in the second half of this year and is at or ahead of schedule for Intel 3, 20A and 18A.
▪IFS recently announced a strategic partnership with MediaTek to manufacture chips for a range of smart edge devices using Intel process technologies. During the quarter, Intel also launched the IFS Cloud Alliance, the next phase of its accelerator ecosystem program that will enable secure design environments in the cloud.
▪In the second quarter, CCG launched the 12th generation Intel® Core™ HX processors, the final products in Intel’s Alder Lake family, which is now powering more than 525 designs.
▪In DCAI, Intel expanded its supply agreement with Meta, leveraging its IDM advantage so that Meta can meet its expanding compute needs. In the quarter, Intel agreed to expand its partnership with AWS to include the co-development of multi-generational data center solutions optimized for AWS infrastructure, and Intel as a strategic customer for internal workloads, including EDA. Intel expects these custom Intel® Xeon® solutions will bring greater levels of differentiation and a durable TCO advantage to AWS and its customers, including Intel. In addition, NVIDIA announced its selection of Sapphire Rapids for use in its new DGX-H100, which will couple Sapphire Rapids with NVIDIA's Hopper GPUs to deliver unprecedented AI performance.
▪NEX achieved record revenue and began shipping Mount Evans, a 200G ASIC IPU, which was co-developed and is beginning to ramp with a large hyperscaler. In addition, the Intel® Xeon® D processor is ramping with leading companies across industries.
▪AXG shipped Intel’s first Intel® BlockscaleTM ASIC, and the Intel® ArcTM A-series GPUs for laptops began shipping with OEMs, including Samsung, Lenovo, Acer, HP and Asus.
▪Mobileye achieved record revenue in the quarter with first half 2022 design wins generating 37 million units of projected future business.

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Business Outlook
Intel's guidance for the third quarter and full year includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.

Q3 2022	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$15-16 billion	$15-16 billion^
Gross Margin	43.2%	46.5%
Tax rate	(17)%	13%
Earnings per share	$0.12	$0.35

Full-Year 2022	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$65-68 billion	$65-68 billion^
Gross Margin	44.8%	49.0%
Tax rate	6%	8%
Earnings per share	$2.57	$2.30
Full-year net capital spending	$27 billion	$23 billion
Adjusted free cash flow	N/A	($1-2 billion)
Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its second quarter of 2022. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The Q2'22 earnings presentation, webcast replay and audio download will also be available on the site.

^ No adjustment on a non-GAAP basis.

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Forward-Looking Statements
Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate," "achieve," "adjust," "allow," "anticipates," "believes," "committed," "continues," "could," "deliver," "estimates," "expand," "expects," "focus," "forecast," "future," "goals," "grow," "guidance," "improve," "increasing," "manage," "may," "on-track," "opportunity," "outlook," "plan," "positioned," "potential," "progress," "ramp," "refocus," "regain," "sharpen," "should," "support," "will," "would," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to Intel's strategy and its anticipated benefits, including our February 2022 Investor Day financial model, Smart Capital strategy, and updates to our reporting structure; manufacturing expansion, financing, and investment plans, including the impacts of plans such as our announced investments in the U.S. and abroad; plans, customers, and goals related to Intel’s foundry business; projected costs and yield trends; supply expectations, including regarding industry shortages, constraints, limitations, pricing and sufficiency of future supply; pending transactions, including the pending acquisition of Tower Semiconductor Ltd. and the wind-down of our Intel® Optane™ memory business; the proposed initial public offering of Mobileye; total addressable market (TAM) and market opportunity; business plans and financial expectations; future macroeconomic and geopolitical conditions; future legislation, including any expectations regarding anticipated financial and other benefits or incentives thereunder; tax- and accounting-related expectations; future responses to and effects of the COVID-19 pandemic, including manufacturing, transportation, and operational restrictions or disruptions, such as the recent port shutdowns in China; future products, technology, and services, and the expected regulation, availability, production, and benefits of such products, technology, and services, including product ramps, manufacturing goals, plans, timelines, and future progress, future process nodes and technologies including Intel 20A, RibbonFET, and PowerVia, process performance parity and leadership expectations, future product architectures, Alder Lake, Meteor Lake, Rapid Lake, Sapphire Rapids, and future GPU and IPU products; future business, social, and environmental performance, goals, measures, and strategies; expectations regarding customers, including with respect to designs, wins, orders, and partnerships; projections regarding competitors; and anticipated trends in our businesses or the markets relevant to them, including with respect to future demand and industry growth, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this presentation. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that can cause actual results to differ materially from the company's expectations.
▪Demand for Intel's products is highly variable and can differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability, and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns or forecasts including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory and computing capacity at customers.
▪Intel's results can vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources, including as a result of ongoing industry shortages of components and substrates; suppliers extending lead times, experiencing capacity constraints, limiting or canceling supply, allocating supply to other customers including competitors, delaying or canceling deliveries or increasing prices, or other supply chain issues; product manufacturing quality/yields; and changes in capital requirements and investment plans. Variations in results can also be caused by the timing of Intel product introductions and related expenses, including marketing programs and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which can result in restructuring and asset impairment charges.

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▪Intel's results can be affected by adverse economic, social, political, regulatory, and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns (including the COVID-19 pandemic), fluctuations in currency exchange rates, inflation, interest rate risks, sanctions and tariffs, political disputes, changes in government grants and incentives, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad. Results can also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, including changes or uncertainty related to the U.S. government entity list and changes in the ability to obtain export licenses, which can be changed without prior notice. For example, in response to Russia’s war with Ukraine, numerous countries and organizations have imposed financial and other sanctions and export controls against Russia and Belarus, while businesses, including the Company, have limited or suspended Russian operations. Russia has likewise imposed currency restrictions and regulations and may further take retaliatory trade or other actions, including the nationalization of foreign businesses.
▪The COVID-19 pandemic has previously adversely affected significant portions of Intel's business and could have a material adverse effect on Intel's financial condition and results of operations. The pandemic has resulted in authorities imposing numerous measures to try to contain the virus, including manufacturing, transportation, and operational restrictions or disruptions, such as the recent Shanghai port shutdown. These measures have impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners. Restrictions on our manufacturing or support operations or workforce, or similar limitations for our vendors and suppliers, can impact our ability to meet customer demand and could have a material adverse effect on us. Restrictions or disruptions of transportation, or disruptions in our customers’ operations and supply chains, may adversely affect our results of operations. The pandemic has caused us to modify our business practices. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and illness and workforce disruptions could lead to unavailability of our key personnel and harm our ability to perform critical functions. The pandemic has significantly increased economic and demand uncertainty. Demand for our products has been and could again be materially harmed in the future. The pandemic could lead to increased disruption and volatility in capital markets and credit markets, which could adversely affect our liquidity and capital resources. The degree to which COVID-19 impacts our results will depend on future developments, which are highly uncertain. The impact of the pandemic can also exacerbate other risks discussed in this section.
▪Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, we have entered new areas and introduced adjacent products, such as our intention to become a major provider of foundry services, and we face new sources of competition and uncertain market demand or acceptance of our offerings with respect to these new areas and products, and they do not always grow as projected.
▪Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (TCJA), and current expected income and can be affected by changes in interpretations of TCJA and other laws; changes in the volume and mix of profits earned and location of assets across jurisdictions with varying tax rates; changes in the estimates of credits, benefits, and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
▪Intel's results can be affected by gains or losses from equity securities and interest and other, which can vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.
▪Product defects or errata (deviations from published specifications) can adversely impact our expenses, revenues, and reputation.
▪We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services.

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▪Cybersecurity incidents, whether or not successful, can affect Intel's results by causing us to incur significant costs or disrupting our operations or those of our customers and suppliers, and can result in reputational harm.
▪Intel's results can be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure, and other issues, as well as by the impact and timing of settlements and dispute resolutions. For example, in the first quarter of 2022, the General Court in the European Commission (EC) competition matter annulled the EC's findings against Intel regarding rebates, as well as the fine previously imposed on and paid by Intel. $1.2 billion was returned to Intel in February, and the EC has appealed this decision to the Court of Justice.
▪Intel's results can be affected by the impact and timing of closing of acquisitions, divestitures, and other significant transactions, such as the pending acquisition of Tower Semiconductor Inc. and the proposed initial public offering of Mobileye. In addition, these transactions do not always achieve our financial or strategic objectives and can disrupt our ongoing business and adversely impact our results of operations. We may not realize the expected benefits of portfolio decisions due to numerous risks, including unfavorable prices and terms; changes in market conditions; limitations due to regulatory or governmental approvals, contractual terms, or other conditions; and potential continued financial obligations associated with such transactions. Risks and uncertainties relating to the sale of our NAND memory business to SK hynix are described in our Form 10-K filed with the SEC on January 22, 2021.
Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; unaudited)	Jul 2, 2022	Jun 26, 2021
Net revenue	$15,321	$19,631
Cost of sales	9,734	8,425
Gross margin	5,587	11,206
Research and development	4,400	3,715
Marketing, general and administrative	1,800	1,599
Restructuring and other charges	87	346
Operating expenses	6,287	5,660
Operating income (loss)	(700)	5,546
Gains (losses) on equity investments, net	(90)	295
Interest and other, net	(119)	(96)
Income (loss) before taxes	(909)	5,745
Provision for (benefit from) taxes	(455)	684
Net income (loss)	$(454)	$5,061

Earnings (loss) per share—basic	$(0.11)	$1.25
Earnings (loss) per share—diluted	$(0.11)	$1.24

Weighted average shares of common stock outstanding:
Basic	4,100	4,049
Diluted	4,100	4,084

	Three Months Ended
(In Millions)	Jul 2, 2022	Jun 26, 2021
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,100	4,049
Dilutive effect of employee equity incentive plans	—	35
Weighted average shares of common stock outstanding—diluted	4,100	4,084

Other information:
Employees (in thousands)	128.2	113.7

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions; Unaudited)	Jul 2, 2022	Dec 25, 2021
Assets
Current assets:
Cash and cash equivalents	$4,390	$4,827
Short-term investments	22,654	24,426
Accounts receivable	6,063	9,457
Inventories
Raw materials	1,587	1,441
Work in process	6,164	6,656
Finished goods	4,423	2,679
	12,174	10,776
Assets held for sale	32	6,942
Other current assets	5,275	2,130
Total current assets	50,588	58,558

Property, plant and equipment, net	71,660	63,245
Equity investments	5,929	6,298
Goodwill	27,587	26,963
Identified intangible assets, net	6,427	7,270
Other long-term assets	8,227	6,072
Total assets	$170,418	$168,406

Liabilities
Current liabilities
Short-term debt	$2,882	$4,591
Accounts payable	7,945	5,747
Accrued compensation and benefits	2,730	4,535
Other accrued liabilities	13,661	12,589
Total current liabilities	27,218	27,462
Debt	32,548	33,510
Income taxes payable	3,684	4,305
Deferred income taxes	572	2,667
Other long-term liabilities	5,178	5,071
Stockholders' equity
Common stock and capital in excess of par value, 4,106 issued and outstanding (4,070 issued and outstanding as of December 25, 2021)	29,858	28,006
Accumulated other comprehensive income (loss)	(1,625)	(880)
Retained earnings	72,985	68,265
Total stockholders' equity	101,218	95,391
Total liabilities and stockholders' equity	$170,418	$168,406

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Six Months Ended
(In Millions; unaudited)	Jul 2, 2022	Jun 26, 2021

Cash and cash equivalents, beginning of period	$4,827	$5,865
Cash flows provided by (used for) operating activities:
Net income (loss)	7,659	8,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,528	4,862
Share-based compensation	1,599	1,044
Restructuring and other charges	73	2,555
Amortization of intangibles	968	897
(Gains) losses on equity investments, net	(4,230)	(555)
(Gains) losses on divestitures	(1,072)	—
Changes in assets and liabilities:
Accounts receivable	3,397	(678)
Inventories	(1,386)	(126)
Accounts payable	117	425
Accrued compensation and benefits	(1,985)	(836)
Prepaid customer supply agreements	(12)	(1,571)
Income taxes	(2,232)	114
Other assets and liabilities	(1,724)	(404)
Total adjustments	(959)	5,727
Net cash provided by operating activities	6,700	14,149
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(11,846)	(7,574)
Additions to held for sale NAND property, plant and equipment	(206)	(682)
Purchases of short-term investments	(25,514)	(16,637)
Maturities and sales of short-term investments	25,407	15,062
Sales of equity investments	4,775	149
Proceeds from divestitures	6,579	—
Other investing	(1,667)	768
Net cash used for investing activities	(2,472)	(8,914)
Cash flows provided by (used for) financing activities:
Repayment of debt	(1,688)	(500)
Payments on finance leases	(299)	—
Proceeds from sales of common stock through employee equity incentive plans	589	589
Repurchase of common stock	—	(2,415)
Payment of dividends to stockholders	(2,986)	(2,821)
Other financing	(281)	(1,207)
Net cash used for financing activities	(4,665)	(6,354)
Net increase (decrease) in cash and cash equivalents	(437)	(1,119)
Cash and cash equivalents, end of period	$4,390	$4,746

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Jul 2, 2022	Jun 26, 2021
Operating segment revenue:
Client Computing
Desktop	$2,289	$2,792
Notebook	4,751	6,734
Other	625	727
	7,665	10,253

Datacenter and AI	4,649	5,547
Network and Edge	2,333	2,105
Accelerated Computing Systems and Graphics	186	177
Mobileye	460	327
Intel Foundry Services	122	264
All other	32	1,129
Total operating segment revenue	$15,447	$19,802

Operating income (loss):
Client Computing	$1,085	$4,029
Datacenter and AI	214	2,090
Network and Edge	241	605
Accelerated Computing Systems and Graphics	(507)	(168)
Mobileye	190	133
Intel Foundry Services	(155)	52
All other	(1,768)	(1,195)
Total operating income (loss)	$(700)	$5,546
The following table presents intersegment revenue before eliminations:

Total operating segment revenue	$15,447	$19,802
Less: Accelerated Computing Systems and Graphics intersegment revenue	(126)	(171)
Total net revenue	$15,321	$19,631

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We derive a substantial majority of our revenue from our principal products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multichip package, which is based on Intel's architecture.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
▪CCG includes products designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing other products such as connectivity and graphics.
▪DCAI includes a broad portfolio of CPUs, domain specific accelerators, FPGAs and memory, designed to empower datacenter and hyperscale solutions for diverse computing needs.
▪NEX includes programmable platforms and high-performance connectivity and compute solutions designed for market segments such as cloud networking, communications networks, retail, industrial, healthcare, and vision.
▪AXG includes CPUs for high performance computing (HPC) and GPUs targeted for a range of workloads and platforms from gaming and content creation to HPC and AI in the data center.
▪Mobileye includes the development and deployment of advanced driver assistance systems (ADAS) and autonomous driving technologies and solutions.
▪IFS is a services provider offering a combination of leading-edge packaging and process technology, world-class differentiated internal IPs (ie: x86, graphics, AI), broad 3rd party ecosystem and silicon design support.
We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments.
We have an "all other" category that includes revenue, expenses, and charges such as:
▪historical results of operations from divested businesses;
▪results of operations of start-up businesses that support our initiatives;
▪amounts included within restructuring and other charges;
▪employee benefits, compensation, impairment charges, and other expenses not allocated to the operating segments (beginning the first quarter of 2022, this includes all of our stock-based compensation); and
▪acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Certain of these non-GAAP financial measures are used in our performance-based RSUs and our annual cash bonus plan.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment, as applicable. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include periodic goodwill and asset impairments, pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.
Patent settlement
A portion of the charge from our IP settlements represents a catch-up of cumulative amortization that would have been incurred for the right to use the related patents in prior periods. This charge related to prior periods is excluded from our non-GAAP results; amortization related to the right to use the patents in the current (and ongoing periods) is included.

We exclude the catch-up charge related to prior periods for purposes of calculating certain non-GAAP measures because this adjustment facilitates comparison to past operating results and provides a useful evaluation of our current operating performance.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Optane inventory impairment	In Q2 2022, we initiated the winding down of our Intel Optane memory business.
We exclude these impairments for purposes of calculating certain non-GAAP measures because these charges do not reflect our current operating performance. This adjustment facilitates a useful evaluation of our current operating performance and comparisons to past operating results.

Gains (losses) from divestiture	Gains or losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating earnings for better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
NAND memory business
We completed the first closing of the divestiture of our NAND memory business to SK hynix on December 29, 2021 and fully deconsolidated our ongoing interests in the NAND OpCo Business in the first quarter of 2022.

We exclude the impact of our NAND memory business in certain non-GAAP measures. While the second closing of the sale is still pending and subject to closing conditions, we deconsolidated this business in Q1 2022 and management does not view the historical results of the business as a part of our core operations. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model and how management currently evaluates core operational performance. In making these adjustments, we have not made any changes to our methods for measuring and calculating revenue or other financial statement amounts.

Tax Reform	Adjustments for Tax Reform reflect the impact of a change in tax law from 2017 Tax Reform related to the capitalization of R&D costs.
We exclude the impacts of this 2022 change in U.S. tax treatment of R&D costs for purposes of calculating certain non-GAAP measures as we believe these adjustments facilitate a better evaluation of our current operating performance and comparison to past operating results.

Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for 1) additions to property, plant and equipment, net of proceeds from capital grants and partner contributions, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business. Since the 2017 divestiture, McAfee equity distributions and sales have contributed to operating and free cash flow, and while the McAfee equity sale in Q1 2022 would typically be excluded from adjusted free cash flow as an equity sale, we believe including the sale proceeds in adjusted free cash flow facilitate a better, more consistent comparison to past presentations of liquidity.

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Jul 2, 2022	Jun 26, 2021
GAAP net revenue	$15,321	$19,631
NAND memory business	—	(1,098)
Non-GAAP net revenue	$15,321	$18,533
GAAP gross margin	$5,587	$11,206
Acquisition-related adjustments	329	314
Share-based compensation	188	106
Patent settlement	204	—
Optane inventory impairment	559	—
NAND memory business	—	(544)
Non-GAAP gross margin	$6,867	$11,082
GAAP gross margin percentage	36.5%	57.1%
Acquisition-related adjustments	2.2%	1.6%
Share-based compensation	1.2%	0.5%
Patent settlement	1.3%	—%
Optane inventory impairment	3.6%	—%
NAND memory business	—%	0.5%
Non-GAAP gross margin percentage[1]	44.8%	59.8%
GAAP R&D and MG&A	$6,200	$5,314
Acquisition-related adjustments	(48)	(52)
Share-based compensation	(702)	(513)
NAND memory business	—	(142)
Non-GAAP R&D and MG&A	$5,450	$4,607
GAAP operating income (loss)	$(700)	$5,546
Acquisition-related adjustments	377	366
Restructuring and other charges	87	346
Share-based compensation	890	619
Patent settlement	204	—
Optane inventory impairment	559	—
NAND memory business	—	(402)
Non-GAAP operating income	$1,417	$6,475
GAAP operating margin	(4.6)%	28.3%
Acquisition-related adjustments	2.5%	1.9%
Restructuring and other charges	0.6%	1.8%
Share-based compensation	5.8%	3.2%
Patent settlement	1.3%	—%
Optane inventory impairment	3.6%	—%
NAND memory business	—%	(0.3)%
Non-GAAP operating margin[1]	9.2%	34.9%
[1] Our reconciliations of GAAP to non-GAAP prior year gross margin and operating margin percentage reflect the exclusion of our NAND memory business from net revenue.

Intel/Page 15

	Three Months Ended
GAAP tax rate	50.1%	11.9%
Tax Reform	(2.5)%	—%
Income tax effects	(37.3)%	0.8%
Non-GAAP tax rate	10.3%	12.7%

(In Millions, Except Per Share Amounts)	Jul 2, 2022	Jun 26, 2021
GAAP net income (loss)	$(454)	$5,061
Acquisition-related adjustments	377	366
Restructuring and other charges	87	346
Share-based compensation	890	619
Patent settlement	204	—
Optane inventory impairment	559	—
(Gains) losses from divestiture	19	—
(Gains) losses on equity investments, net	90	(295)
NAND memory business	—	(402)
Tax Reform	33	—
Income tax effects	(624)	(124)
Non-GAAP net income	$1,181	$5,571

GAAP earnings (loss) per share—diluted	$(0.11)	$1.24
Acquisition-related adjustments	0.09	0.09
Restructuring and other charges	0.02	0.08
Share-based compensation	0.22	0.15
Patent settlement	0.05	—
Optane inventory impairment	0.14	—
(Gains) losses from divestiture	—	—
(Gains) losses on equity investments, net	0.02	(0.07)
NAND memory business	—	(0.09)
Tax Reform	0.01	—
Income tax effects	(0.15)	(0.04)
Non-GAAP earnings per share—diluted	$0.29	$1.36

Three Months Ended
(In Millions)	Jul 2, 2022
GAAP cash from operations	$809
Net additions to property, plant and equipment[1]	(7,190)
Adjusted free cash flow	$(6,381)
GAAP cash provided by investing activities	$168
GAAP cash used for financing activities	$(2,802)
1 The calculation of adjusted free cash flow includes additions to property, plant and equipment net of proceeds from capital grants.

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial outlook prepared in accordance with U.S. GAAP and the reconciliations from this Business Outlook should be carefully evaluated.
Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions, Except Per Share Amounts)	Q3 2022 Outlook	Full-Year 2022
	Approximately	Approximately
GAAP gross margin	43.2%	44.8%
Amortization of acquisition-related intangible assets	2.1%	2.0%
Share-based compensation	1.2%	1.1%
Patent settlement	—%	0.3%
Optane inventory impairment	—%	0.8%
Non-GAAP gross margin	46.5%	49.0%

GAAP tax rate	(17)%	6%
Tax reform	11%	9%
Income tax effects	19%	(7)%
Non-GAAP tax rate	13%	8%

GAAP earnings (loss) per share—diluted	$0.12	$2.57
Acquisition-related adjustments	0.09	0.37
Restructuring and other charges	0.03	(0.23)
Share-based compensation	0.20	0.79
Patent settlement	—	0.05
Optane inventory impairment	—	0.14
(Gains) losses from divestiture	(0.01)	(0.30)
(Gains) losses on equity investments, net	(0.01)	(1.05)
Tax Reform	(0.03)	(0.17)
Income tax effects	(0.04)	0.13
Non-GAAP earnings per share—diluted	$0.35	$2.30

Adjusted Free Cash Flow is provided on a non-GAAP basis. We are unable to provide a full reconciliation of this measure to the corresponding GAAP measure without unreasonable efforts, as the amount and timing of related adjustments on a long-term basis are subject to considerable uncertainty, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

(In Billions)	Full-Year 2022
GAAP cash from operations	$16.8
Net additions to property, plant and equipment[1]	(23.0)
Payments on finance leases	(0.4)
Sale of equity investment	4.6
Adjusted free cash flow	$(2.0)
1 The calculation of adjusted free cash flow includes additions to property, plant and equipment net of proceeds from capital grants.